TherapeuticsMD, Inc. - 8K

Exhibit 3.1

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 3, 2011

Job Number:	C20110803-0552
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110575061-58	Amended & Restated Articles	4 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20110803-0552
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER	*09050l*
Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS)		20110575061-58
Filing Date and Time
08/03/2011 9:19 AM
Entity Number
E0343302010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
AMHN, INC.

2. The articles are: (mark only one box)	☐ Restated	☒ Amended and Restated
Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒	The entity name has been amended.

☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐	The purpose of the entity has been amended.

☒	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☐	Articles have been added.

☒	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Restated Articles Revised: 10-16-09

CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF
ARTICLES OF INCORPORATION
OF
AMHN, INC.
A Nevada Corporation

The undersigned hereby certifies as follows:

          1.          He is the duly elected and acting President of AMHN, Inc., a Nevada corporation (the “Corporation”).

          2.          On July 18, 2011, the Board of Directors and a majority of the shareholders approved the following actions:

                       a)          a name change of the Corporation from AMHN, Inc. to TherapeuticsMD, Inc. and

                       b)          an increase in the number of shares of common stock authorized to be issued to 250,000,000.

          3.          In order to enact the above corporate actions, the Corporation’s Articles are hereby amended and restated to read in full as follows on the next page:

(Remainder of this page intentionally left blank.)

AMENDED AND RESTATED
ARTICLES OF INCORPORATED
OF
THERAPEUTICSMD, INC.
A NEVADA CORPORATION

ARTICLE I
CORPORATE NAME

The name of the corporation is TherapeuticsMD, Inc. (the “Corporation”).

ARTICLE II
REGISTERED AGENT

The registered agent for the Corporation in the State of Nevada is Paracorp Incorporated, 318 N. Carson Street, Suite 208, Carson City, Nevada 87901.

ARTICLE III
DURATION AND PURPOSE

The duration of the Corporation shall be perpetual. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is Two Hundred Sixty Million (260,000,000) shares of which Two Hundred Fifty Million (250,000,000) shares will be designated common stock, $0.001 par value per share (“Common Stock”) and Ten Million (10,000,000) shares will be designated preferred stock, $0.001 par value per share (“Preferred Stock”).

The Ten Million (10,000,000) shares of Preferred Stock may be designated from time to time in one or more series upon authorization of the Corporation’s board of directors. The Corporation’s board of directors, without further approval of the Corporation’s shareholder, will be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of Preferred Stock so designated.

ARTICLE V
NUMBER OF DIRECTORS

The business of the Corporation shall be managed by or under the direction of the Corporation’s Board of Directors. The Corporation must maintain at least one director at all times and initially sets the number of directors at four members. The number of individuals comprising the Corporation’s Board of Directors shall be fixed upon resolution of the Board of Directors and may be increased or decreased from time to time in the manner provided in the Corporation’s Bylaws.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon the Board of Directors of the Corporation by the NRS, the Board of Directors shall have the power to alter, amend, change, add to and repeal, from time to time, the Bylaws of the Corporation, subject to the rights of the Corporation’s shareholders entitled to vote with respect thereto to alter, amend, change, add to and repeal the Bylaws adopted by the Board of Directors of the Corporation.

ARTICLE VII
LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any act by such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud, or a known violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitations on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX
INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the provisions of 78.502 of the NRS, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Corporation’s Bylaws, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity whole holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment and Restatement as of the 28th day of July, 2011 with an effective date of August 29, 2011.

/s/ Jeffrey D. Howes
Jeffrey D. Howes, President